EXHIBIT 10.53

STOCK OPTION AGREEMENT

CECO ENVIRONMENTAL CORP.

1997 STOCK OPTION PLAN

THIS AGREEMENT is dated and made effective as of January 5, 2005 (“Effective Date”) by and between CECO ENVIRONMENTAL CORP. a Delaware corporation (the “Company”), and DONALD A. WRIGHT (“Optionee”).

WITNESSETH:

WHEREAS, Optionee on the date hereof is a Director of the Company or one of its Subsidiaries; and

WHEREAS, the Company desires to grant a non-qualified stock option to Optionee to purchase shares of the Company’s Common Stock pursuant to the Company’s 1997 Stock Option Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company has authorized the grant of a non-qualified stock option to Optionee and has determined that, on the Effective Date, the Fair Market Value of Option Stock of the Company is $3.45 per share.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Optionee as of the Effective Date the right and option (the “Option”) to purchase up to fifteen thousand (15,000) shares of Option Stock (“Shares”) at an exercise price of $3.45 per share on the terms and conditions set forth herein and subject to the terms and conditions of the Plan.

All capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

2. Duration and Exercisability.

a. Vesting and Exercise Period. The Options granted hereunder shall vest and become exercisable as follows:

(i)	5,000 options shall vest and become exercisable on January 5, 2006, provided that the Optionee is a member of the Board of Directors of the Company as of such date;

(ii)	5,000 options shall vest and become exercisable on January 5, 2007, provided that the Optionee is a member of the Board of Directors of the Company as of such date; and

(iii)	5,000 options shall vest and become exercisable on January 5, 2008, provided that the Optionee is a member of the Board of Directors of the Company as of such date.

Unvested options may not be exercised.

b. Expiration. The Option shall expire on the date sixty (60) days from the date that Optionee no longer is a director of the Company or one of its Subsidiaries for any reason, including without limitation due to death or disability (“Expiration Date”) and vested options must be exercised, if at all, on or before the Expiration Date.

c. Lapse Upon Expiration. To the extent that this Option is not exercised prior to the Expiration Date, all rights of Optionee under this Option shall thereupon be forfeited.

3. Manner of Exercise.

a. General. The vested portions of this Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and this Agreement, and subject to such other administrative rules as the Administrator deems advisable, by delivering written notice of exercise to the Company at its principal office, in the form attached hereto as Exhibit A. The notice shall state the number of Shares exercised and shall be accompanied by payment in full of the Option price for all Shares exercised pursuant to the notice. Any exercise of the Option shall be effective upon receipt of such notice by the Company together with payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares at any time and from time to time prior to expiration of the Option as provided in this Agreement.

b. Form of Payment. Subject to approval by the Administrator, payment of the Option price by Optionee shall be in the form of cash, personal check, certified check, or where permitted by law and provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (ii) through a “margin” commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iii) by tender of shares of Common Stock of the Company already owned by Optionee for a period of at least six (6) months prior to payment having a Fair Market Value on the date received by the Company equal to the exercise price for the Shares exercised. Optionee shall be solely responsible for any income or other tax consequences from any payment for Shares with Optionee’s Common Stock of the Company.

c. Stock Transfer Records. Provided that the notice of exercise and payment are in form and substance satisfactory to counsel for the Company, as soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee, or to the NASD Dealer, as the case may be, one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. Optionee shall pay all other costs of the Company incurred to issue such Shares to such NASD Dealer.

Shares purchased pursuant to exercise hereunder: (i) may be deposited with a NASD Dealer designated by Optionee, in street name, if so provided in such exercise notice accompanied by all applications and forms reasonably required by the Administrator to effect such deposit, or (ii) may be issued to Optionee and such other person, as joint owners with the right of survivorship, as is specifically described in such exercise notice. Optionee shall be solely responsible for any income or other tax consequences of such a designation of ownership hereunder (or the severance thereof).

4. Miscellaneous.

a. Rights to Employment and Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to employment by the Company or any Subsidiary. Optionee shall have no rights as a shareholder with respect to Shares subject to this Option until such Shares are issued to Optionee upon the exercise of this Option. No adjustment shall be made for dividends (ordinary or extra-ordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11 of the Plan.

b. Securities Law Compliance. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any securities exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

c. Mergers, Recapitalization, Stock Splits, Etc. The provisions of Section 11 of the Plan, as amended effective the Effective Date, shall govern all Options in the event of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or other such transaction described under Section 11 of the Plan, and the Company reserves all discretion provided therein.

d. Nontransferability. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

e. 1997 Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, as amended the Effective Date, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement shall be subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

f. Withholding. Optionee acknowledges that, upon exercise of all or any portion of this Option, the Company shall have the right to require Optionee to pay to the Company an amount equal to the amount the Company is required to withhold as a result of such exercise federal and state income tax purposes.

g. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted under Section 4(d) of this Agreement.

h. Interpretation. The Administrator shall have the sole discretion to interpret and administer the Plan. Any determination made by the Administrator with respect to any Option shall be final and binding on the Company and on all persons having an interest in the Option granted under this Agreement and the Plan.

i. Entire Option. The Plan, as amended, is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

j. Successors and Assigns. The Company may assign any of its rights under the Option. The Option shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, the Option shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

k. Market Standoff Agreement. Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

l. Governing Law. The Option shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to that body of law pertaining to choice of law or conflict of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CECO ENVIRONMENTAL CORP.		OPTIONEE

By:	/s/ Phillip DeZwirek	/s/ Donald A. Wright
Its:	CEO	Donald A. Wright

The Grant set forth in this Agreement has been approved by Administrators of CECO Environmental Corp. 1997 Stock Option Plan

EXHIBIT A

CECO ENVIRONMENTAL CORP.

1997 STOCK OPTION PLAN (the “Plan”)

STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of CECO ENVIRONMENTAL CORP. (the “Company”) as set forth below:

Optionee	Number of Shares Purchased:
Social Security Number:	Purchase Price per Share:
Address:	Aggregate Purchase Price:
____________________________________	Date of Option Agreement:
Type of Option: [ ] Incentive Stock Option	Exact Name of Title to Shares:
[ ] Nonqualified Stock Option	_____________________________________________

1. Delivery of Purchase Price. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement (the “Option Agreement”) as follows (check as applicable and complete):

[    ] in cash (by check) in the amount of $            , receipt of which is acknowledged by the Company;

If the Committee allowed payment by other means in the Stock Option Agreement, add one or more of the following, as applicable:

[    ] by delivery of              fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $             per share;

[    ] through a “same-day-sale” commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $            ; or

[    ] through a “margin” commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of $            .

2. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by Delaware law except for that body of law pertaining to choice of law or conflict of law.

Date:
Signature of Optionee